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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the captions "Summary Financial Data", "Selected Financial Information" and "Experts" and to the use of our report dated April 25, 2006, in the Registration Statement (Amendment No. 1 to Form S-1 No. 333-132981) and related Prospectus of RBS Global, Inc. for the registration of                        shares of its common stock.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin May 11, 2006

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Consent of Independent Registered Public Accounting Firm